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              ALLENERGY MARKETING COMPANY, L.L.C.
                Statement of Consolidated Income
                  Period Ended March 31, 1999
 (expressed in millions, rounded to hundred thousands of dollars)
               (Unaudited, subject to adjustment)

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                                                   Quarter
                                                   -------

 Revenues                                                    $101.5
 Cost of sales                                                 88.8
                                                             ------
 Gross margin                                                  12.7
                                                             ------

 Selling, general, and administrative:
  Salaries and benefits                                         6.7
  Selling and marketing                                         0.6
  Office expense                                                2.6
  Depreciation and amortization                                                1.5
  Other                                                         1.0
                                                             ------
    Total selling, general, and administrative                                12.4
                                                             ------

 Other income                                                   0.1
                                                             ------
 Net loss                                                    $  0.4
                                                             ======



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